Exhibit 10.4

VONAGE HOLDINGS CORP.

NONQUALIFIED STOCK OPTION AGREEMENT

Under the 2001 Stock Incentive Plan

VONAGE HOLDINGS CORP. (the “Company”), a Delaware corporation, hereby grants, effective as of                     , 20   (the “Effective Date”), to                                    , (the “Optionee”) the right and option (the “Option”) to purchase up to              shares of its Common Stock, $0.001 par value per share, at a price of $         per share, subject to the following terms and conditions.

1.             Relationship to Plan. The Option is granted pursuant to the Company’s 2001 Stock Incentive Plan, as amended (the “Plan”), and is in all respects subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee (the receipt of which the Optionee hereby acknowledges). Capitalized terms used and not otherwise defined in this Agreement are used as defined in the Plan. The Optionee hereby accepts the Option subject to all the terms and provisions of the Plan (including without limitation provisions relating to expiration and termination of the Option and adjustment of the number of shares subject to the Option and the exercise price therefor). The Optionee further agrees that all decisions under and interpretations of the Plan by the Company will be final, binding, and conclusive upon the Optionee and his or her successors, permitted assigns, heirs, and legal representatives.

2.             Vesting. The Option vests and becomes exercisable as to 1/48 (2.08333%) of the Shares on the first day of each calendar month following the month that includes the date hereof provided that the Optionee continues to serve as a director of the Company or a Subsidiary (as defined in the Plan) on the applicable vesting date; and provided further that if a Change of Control of the Company becomes effective while the Optionee continues to serve as a director of the Company, the Option shall at once become fully vested and exercisable as to the entire number of shares covered thereby. A “Change of Control of the Company” shall occur or be deemed to have occurred only if any of the following events takes place:

(i)      any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(ii)      individuals who, as of June 1, 2004, constituted the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii)      the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or group of persons acting in concert acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)      the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

3.             Termination of Option. The Option will terminate on the earlier of (a) the tenth anniversary of the date hereof, and (b) if the Optionee’s service as a director of the Company terminates for any reason, the applicable date determined from the following table:

	Reason For Termination	Option Termination Date

(i)	death of Optionee	Twelve months thereafter

(ii)	total and permanent disability of Optionee (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended)	Twelve months thereafter

(iii)	Termination for any reason other than death, disability, or Cause	Twelve months thereafter

(iv)	Termination for Cause	Upon termination of service

4.             “Lock-Up” Agreement. The Optionee agrees that if the Company at any time or from time to time deems it necessary or desirable to make any registered public offering(s) of shares of Common Stock, then upon the Company’s request, the Optionee will not sell, make any short sale of, loan, grant any option for the purchase of, pledge, or otherwise encumber or otherwise dispose of any of the shares of Common Stock issued or issuable upon exercise of the Option during such period (not to exceed 180 days) commencing on the effective date of the registration statement relating to any such offering as the Company may request, except with the prior written consent of the Company.

5.             Methods of Exercise. Except as may otherwise be agreed by the Optionee and the Company, the Option will be exercisable only by a written notice in form and substance acceptable to the Company, specifying the number of shares to be purchased and accompanied by payment in cash of the aggregate purchase price for the shares for which the Option is being exercised.

6.             Characterization of Option for Tax Purposes. The Option is intended not to qualify as an “incentive stock option” under the Internal Revenue Code of 1986, as amended, and will be subject to different tax treatment than accorded incentive stock options (including the possibility of income tax withholding in accordance with the Plan).

7.             Company Right of First Refusal. The Optionee understands and acknowledges that the Company has a right of first refusal respecting any sale, transfer or other disposition by the Optionee of the shares covered by the Option, as more fully set forth in Section 12 of the Plan.

8.             Compliance with Laws. The obligations of the Company to sell and deliver Shares upon exercise of the Option are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the relevant committee of the Board. If so required by the Board or such committee, no shares will be delivered upon the exercise of the Option until the Optionee has given the Company a satisfactory written statement that he is purchasing such shares for investment, and not with a view to the sale or distribution of any such shares, and with respect to such other matters as the Board may deem advisable in order to assure compliance with applicable securities laws. All shares issued upon exercise of the Option will bear appropriate restrictive legends.

9.             General. The Optionee may not transfer, assign, or encumber any of his or her rights under this Agreement without the prior written consent of the Company, and any attempt to do so will be void. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law); provided that in the event that the Company is party to a merger or consolidation in which the surviving or resulting corporation is not a Delaware corporation, then this agreement thereafter will be governed by and interpreted and construed in accordance with the internal laws of the state of incorporation of such surviving or resulting corporation (without reference to principles of conflicts or choice of law). The captions of the sections of this Agreement are for reference only and will not affect the interpretation or construction of this

Agreement. This Agreement will bind and inure to the benefit of the parties and their respective successor, permitted assigns, heirs, devisees, and legal representatives.

IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement as of the Effective Date.

VONAGE HOLDINGS CORP.

By:
Name: John S. Rego
Title: Chief Financial Officer

Optionee